UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009

NATIONAL PENN BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-22537-01 (Commission File Number)	23-2215075 (IRS Employer Identification No.)

Philadelphia and Reading Avenues,
Boyertown, PA 19512
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01.   Other Events.

Press Release

On September 18, 2009, National Penn Bancshares, Inc. issued a press release announcing the closing of the underwriters’ exercise of their over-allotment option to purchase an additional 4,005,000 shares (the “Shares”) of National Penn’s common stock at a purchase price of $5.25 per share.  The over-allotment option was granted to the underwriters in connection with National Penn’s public offering of 26.7 million shares of its common stock.  A copy of National Penn’s press release dated September 18, 2009 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Opinion re: Legality

The validity of the Shares offered was passed upon for National Penn Bancshares, Inc. by H. Anderson Ellsworth, Esq., Executive Vice President and Securities Law Compliance Director of National Penn.  The opinion by H. Anderson Ellsworth, Esq. is attached hereto as Exhibit 5.1.

Section 9 — Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

5.1	Opinion re: Legality of H. Anderson Ellsworth, Esq., Executive Vice President and Securities Law Compliance Director of National Penn Bancshares, Inc.

99.1	Press Release of National Penn Bancshares, Inc., dated September 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

	By:	/s/Glenn E. Moyer
Name: Glenn E. Moyer
Title: President and CEO

Dated: September 18, 2009

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion re: Legality of H. Anderson Ellsworth, Esq., Executive Vice President and Securities Law Compliance Director of National Penn Bancshares, Inc.

99.1	Press Release of National Penn Bancshares, Inc., dated September 18, 2009.